                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [ ]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             CONCENTRA CORPORATION
                (Name of Registrant as Specified In Its Charter)

                            [NAME OF PERSON FILING]
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                             CONCENTRA CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                AUGUST 10, 1998

     You are hereby notified that the annual meeting of stockholders (the "Annual Meeting") of Concentra Corporation (the "Company") will be held on August 10, 1998 at 9:00 a.m. at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts 01730, for the following purposes:

     1. To elect two (2) directors for a term of three years.

     2. To approve the adoption by the Board of Directors of an amendment to the Company's 1993 Stock Plan (the "1993 Stock Plan") to increase by 300,000 the number of shares of Common Stock authorized for issuance under the 1993 Stock Plan.

     3. To ratify the action of the Board of Directors in appointing PricewaterhouseCoopers LLP as the Company's auditors for the 1999 fiscal year.

     4. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on July 10, 1998 as the record date for the Annual Meeting. Only stockholders on the record date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

                                          By order of the Board of Directors,

                                          /s/ William E. Kelly
                                          WILLIAM E. KELLY,
                                          SECRETARY

July 16, 1998

IMPORTANT: IN ORDER TO SECURE A QUORUM AND TO AVOID THE EXPENSE OF ADDITIONAL PROXY SOLICITATION, PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING PERSONALLY. YOUR COOPERATION IS GREATLY APPRECIATED.

                             CONCENTRA CORPORATION

                               EXECUTIVE OFFICES
                                21 NORTH AVENUE
                        BURLINGTON, MASSACHUSETTS 01803

                                PROXY STATEMENT

                       SOLICITATION AND VOTING OF PROXIES

     This proxy statement and the accompanying proxy card are being mailed by Concentra Corporation (the "Company") to the holders of record of the Company's outstanding shares of Common Stock, $.00001 par value ("Common Stock"), commencing on or about July 16, 1998. The accompanying proxy is solicited by the Board of Directors of the Company for use at the annual meeting of stockholders to be held on August 10, 1998 (the "Annual Meeting") and at any adjournment or adjournments thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees may assist in the solicitation of proxies by mail, telephone, telegraph, telefax, telex, in person or otherwise, without additional compensation.

     When a proxy is returned, prior to or at the Annual Meeting, properly signed, the shares represented thereby will be voted by the proxies named in accordance with the stockholder's instructions indicated on the proxy card. You are urged to specify your choices on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted FOR the election of directors as set forth in this Proxy Statement, FOR approval of the amendment to the 1993 Stock Plan, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's auditors for the upcoming fiscal year, and in the discretion of the proxies as to other matters that may properly come before the Annual Meeting. Sending in a proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. A proxy may be revoked by notice in writing delivered to the Secretary of the Company at any time prior to its use, by a written revocation submitted to the Secretary of the Company at the Annual Meeting, by a duly-executed proxy bearing a later date, or by voting in person by ballot at the Annual Meeting. A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy.

                       VOTING SECURITIES AND RECORD DATE

     The only outstanding class of stock of the Company is its Common Stock. Each share of Common Stock is entitled to one vote per share. The Board of Directors has fixed July 10, 1998 as the record date for the Annual Meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. On July 10, 1998, there were issued and outstanding 6,086,303 shares of Common Stock.

     The Company's Restated By-laws provide that a quorum shall consist of the representation in person or by proxy at the Annual Meeting of the holders of a majority of the shares of capital stock issued and outstanding and entitled to vote. The election of directors is by plurality of the votes cast at the Annual Meeting either in person or by proxy. The approval of a majority of the votes properly cast at the Annual Meeting, either in person or by proxy, is required for the adoption of the proposal to approve of the amendment to the 1993 Stock Plan, for the ratification of the appointment of the Company's auditors, and for the approval of any other business which may properly be brought before the Annual Meeting or any adjournment thereof.

     With regard to the election of directors, votes may be left blank, cast in favor or withheld; votes that are left blank will be counted in favor of the election of the directors named on the proxy. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals other than the election of directors and will be counted as present for purposes of the proposal on which the abstention is noted. Because the proposals to approve the amendment to the 1993 Stock Plan and to ratify the selection of auditors require the approval of a majority of the votes properly cast at the Annual Meeting, either in person or by proxy, abstentions will count toward a quorum but not be counted in determining the outcome of a proposal. Broker non-votes will not be counted in determining a quorum for, or the outcome of, any proposal.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The following table sets forth certain information as of July 10, 1998 with respect to the voting securities of the Company owned by (1) any person (including any "group" as that term is defined in section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of a class of voting securities of the Company, (2) each director or nominee for director of the Company, (3) each of the executive officers named in the Summary Compensation Table, and (4) all directors and executive officers of the Company as a group. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any voting securities of the Company if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership thereof at any time within 60 days of July 10, 1998. As used herein "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.

                                                                                    PERCENTAGE OF
                   NAME AND ADDRESS OF                      NUMBER OF SHARES            COMMON
                    BENEFICIAL OWNER                       BENEFICIALLY OWNED    STOCK OUTSTANDING(1)
                   -------------------                     ------------------    --------------------
San Giorgio S.A. ........................................        957,972                 15.7%
  100 Rue de Paris
  91300 Massy, France
Special Situations Fund III, L.P.(2).....................        749,939                 12.3%
  and affiliated entities
  153 53rd Street
  New York, NY 10022
Vincenzo Cannatelli(3)...................................        974,563                 16.0%
Alberto de Benedictis(4).................................        970,018                 15.9%
Lawrence W. Rosenfeld(5).................................        674,757                 10.7%
  c/o Concentra Corporation
  21 North Avenue
  Burlington, MA 01803
A. William Berkman Jr.(6)................................        253,172                  4.1%
Peter T. Lanell(7).......................................         91,097                  1.5%
David I. Lemont(8).......................................         76,269                  1.2%
Stephen J. Cucchiaro(9)..................................         73,249                  1.2%
Robert E. Phillips(10)...................................         43,079                    *
William E. Kelly(11).....................................         12,046                    *
Garreth P. Evans(11)(12).................................         40,801                    *
All directors and executive officers as a group (12            2,285,036                 34.4%
  persons)(13)...........................................

---------------
   * Less than one percent (1%)

 (1) Shares of Common Stock issuable pursuant to options currently exercisable or exercisable on, before or within 60 days of July 10, 1998 ("Currently Exercisable Options") are deemed outstanding for the purpose of computing the percentage of the class owned by the person holding such options, but are not deemed outstanding for purposes of computing the percentage owned by any other person.

 (2) Derived from a Schedule 13D mailed to the Company under cover dated May 8, 1998. The Schedule 13D reported the following aggregate amounts beneficially owned by the following entities: 288,750 shares by Special Situations Fund L.P.; 235,000 shares by Special Situations Private Equity Fund, L.P.; 103,900 shares by Special Situations Cayman Fund, L.P.; and 122,289 by Special Situations Technology Fund, L.P. The Schedule 13D reports that Austin W. Marxe and David M. Greenhouse have sole voting power and sole disposition power of the 749,939 shares.

 (3) Includes shares held by San Giorgio S.A., as to which shares Mr. Cannatelli disclaims beneficial ownership. Includes 16,591 shares issuable pursuant to Currently Exercisable Options.

 (4) Includes shares held by San Giorgio S.A., as to which shares Mr. de Benedictis disclaims beneficial ownership. Includes 12,046 shares issuable pursuant to Currently Exercisable Options.

 (5) Includes (i) 199,752 shares issuable pursuant to Currently Exercisable Options, and (ii) 14,546 shares held by trusts for the benefit of Mr. Rosenfeld's children. Mr. Rosenfeld disclaims beneficial ownership of the shares held by such trusts.

 (6) Includes shares held by Toyo Corporation, as to which shares Mr. Berkman disclaims beneficial ownership. Includes 21,137 shares issuable pursuant to Currently Exercisable Options.

 (7) Includes 86,184 shares issuable pursuant to Currently Exercisable Options.

 (8) Includes 74,245 shares issuable pursuant to Currently Exercisable Options.

 (9) Includes 25,682 shares issuable pursuant to Currently Exercisable Options.

(10) Includes 40,661 shares issuable pursuant to Currently Exercisable Options.

(11) All such shares are issuable pursuant to Currently Exercisable Options.

(12) Mr. Evans resigned from the Company effective June 1, 1998.

(13) Includes (i) shares held by Toyo Corporation (of which Mr. Berkman is an affiliate), and (ii) shares held by San Giorgio S.A. (of which Mr. Cannatelli and Mr. de Benedictis are affiliates). Shares owned include 561,426 shares issuable pursuant to Currently Exercisable Options. Mr. Berkman disclaims beneficial ownership of shares held by Toyo Corporation. Messrs. Cannatelli and de Benedictis disclaim beneficial ownership of shares held by San Giorgio S.A.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission ("SEC") and the Nasdaq Stock Market reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on review of the copies of such reports furnished to the Company or written representations from certain persons that no reports were required for those persons, the Company believes that all Section 16(a) filing requirements were satisfied.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes serving staggered terms in accordance with the Company's Restated Certificate of Incorporation. The Board of Directors has determined that the number of directors constituting the full board of directors shall be six. The terms of two of the present directors expire this year and each has been nominated for re-election to a term of three years expiring in 2001.

     Proxies are solicited in favor of the nominees named below and it is intended that the proxies will be voted for the two nominees unless otherwise specified. Approval of the nominees requires a plurality of the votes cast by the holders of the outstanding shares of Common Stock. In the event that any of the nominees should become unable or unwilling to serve as a director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the board of directors. It is not anticipated that any of the nominees will be unable or unwilling to serve as a director.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

     The following are summaries of the background and business experience and descriptions of the principal occupations of the nominees and directors continuing in office.

NOMINEES FOR ELECTION:

NAME                                AGE       PRESENT PRINCIPAL EMPLOYER AND BUSINESS EXPERIENCE
----                                ---    ---------------------------------------------------------
Lawrence W. Rosenfeld.............  45     Mr. Rosenfeld, a founder of the Company, has been Chief
                                           Executive Officer and a director since the Company's
                                           inception in 1984, Chairman of the Board of Directors
                                           since March 1993 and President from inception through
                                           March 1993 and again since July 1994. From 1982 to 1984,
                                           Mr. Rosenfeld was an independent CAD/CAM consultant. From
                                           1974 to 1981, Mr. Rosenfeld was employed in various
                                           positions at Hood Sailmakers, Inc.

Alberto de Benedictis.............  46     Mr. de Benedictis has been a director of the Company
                                           since June 1993. He has been with Finmeccanica in various
                                           positions for over ten years. He is currently Senior Vice
                                           President of Finmeccanica for Strategic Finance. Mr. de
                                           Benedictis serves on the Board of Directors of a number
                                           of affiliates of Finmeccanica.

DIRECTORS WHOSE TERMS EXPIRE IN 1999:

NAME                                AGE       PRESENT PRINCIPAL EMPLOYER AND BUSINESS EXPERIENCE
----                                ---    ---------------------------------------------------------
A. William Berkman, Jr............  55     Mr. Berkman has been a director of the Company since
                                           August 1989. Mr. Berkman works as an independent
                                           consultant and, since 1986, has served as a consultant to
                                           Toyo Corporation, a publicly-held Japanese trading
                                           company. Mr. Berkman is also the Chief Executive Officer
                                           of Biomation Corporation, a manufacturer of logic
                                           analysis systems, Chairman of the Board of Embedded
                                           Performance, Inc., a manufacturer of emulators and
                                           software for RISC microprocessors, and President of Toyo
                                           U.S. Holdings, Inc., a wholly owned subsidiary of Toyo
                                           Corporation.

William E. Kelly..................  46     Mr. Kelly has been a director of the Company since June
                                           1993. He has served as Secretary from the Company's
                                           incorporation in 1984 (except for the period from June
                                           1993 to September 1993). Mr. Kelly was a partner in the
                                           law firm of Cuddy Bixby in Boston from 1988 until
                                           December 1994. Since January 1995, Mr. Kelly has been a
                                           partner in the Boston law firm of Peabody & Arnold LLP.

DIRECTORS WHOSE TERMS EXPIRE IN 2000:

NAME                                AGE       PRESENT PRINCIPAL EMPLOYER AND BUSINESS EXPERIENCE
----                                ---    ---------------------------------------------------------
Stephen J. Cucchiaro..............  46     Mr. Cucchiaro has been a director of the Company since
                                           March 1993 and is President of Windward Capital, Inc., an
                                           investment management firm. From March 1993 until March
                                           1994, Mr. Cucchiaro was President of the Company and,
                                           following his resignation as President, he directed
                                           special projects for the Company until he left in
                                           September 1994 to found Windward Capital. From April 1992
                                           to March 1993, he was the Company's Executive Vice
                                           President, Chief Operating Officer and Chief Financial
                                           Officer. From October 1987 until December 1989, Mr.
                                           Cucchiaro was employed by Lotus Development Corporation
                                           as General Manager of that company's Communications and
                                           Specialty Software divisions. Mr. Cucchiaro was President
                                           of Datext, Inc., a company he co-founded, from June 1984
                                           until it was acquired by Lotus Development Corporation in
                                           October 1987.

Vincenzo Cannatelli...............  45     Mr. Cannatelli has been Vice Chairman of the Board of
                                           Directors of the Company and Chairman of its Executive
                                           Committee since June 1993. Mr. Cannatelli is the Managing
                                           Director and Chief Executive Officer of Elsag Bailey
                                           Process Automation N.V., a company listed on the New York
                                           Stock Exchange. He has been Group Executive Vice
                                           President of the Elsag Bailey Group of companies, a
                                           division of Finmeccanica, since 1992. Elsag Bailey
                                           Process Automation N.V. is owned in the majority by
                                           Finmeccanica. From 1989 to 1990, Mr. Cannatelli was
                                           Executive Vice President of Elsag Bailey Inc. Prior to
                                           1989, he served in several executive positions at STET
                                           and in the Elsag Bailey Group.

     Each director holds office until that director's successor has been elected and qualified. The Company's Board of Directors is divided into three classes. Messrs. Rosenfeld and de Benedictis serve in the class whose term expires in 1998; Messrs. Berkman and Kelly serve in the class whose term expires in 1999; and Messrs. Cucchiaro and Cannatelli serve in the class whose term expires in 2000. Upon expiration of the term of each class of directors, directors comprising such class will be elected for a three-year term at the annual meeting of stockholders in the year in which such term expires.

     There are no family relationships among any of the executive officers or directors of the Company.

     The current directors of the Company were initially nominated and elected in accordance with certain provisions of a shareholders' agreement which terminated upon the closing of the Company's initial public offering in February 1995.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors met eight times during the fiscal year ended March 31, 1998. The Board of Directors has standing Audit and Compensation Committees. The Board has no nominating committee. All of the directors attended 75% or more of the meetings of the Board and of the Board committee meetings which they were entitled to attend.

     The Compensation Committee, which consists of Messrs. Berkman, de Benedictis and Kelly, reviews the Company's compensation philosophy and programs and exercises authority with respect to the payment of compensation to directors and officers and the administration of the stock incentive plans of the Company. The Compensation Committee met four times during the fiscal year ended March 31, 1998.

     The Audit Committee, which consists of Messrs. Berkman, Cannatelli and Cucchiaro, recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits; reviews reports from the independent accountants; and meets with such independent accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The Audit Committee met four times during the fiscal year ended March 31, 1998.

DIRECTOR COMPENSATION

     Directors of the Company do not receive compensation for their services as directors, but non-employee directors are reimbursed for expenses incurred in connection with attendance at Board of Directors and Committee meetings.

     On June 18, 1993, in connection with their election to the Board of Directors, Messrs. Berkman, de Benedictis and Kelly were each granted non-qualified options under the Company's 1987 Stock Plan to purchase 4,546 shares of Common Stock and Mr. Cannatelli was granted a non-qualified option under such plan to purchase 9,091 shares of Common Stock. The exercise price of all such options is $4.13 per share and all such options are subject to vesting on an annual basis over five years.

     Under the Company's 1994 Directors Stock Option Plan, each non-employee director (excluding directors who decline the grant of options in writing) is granted an option for the purchase of 2,500 shares of Common Stock on the first day of each fiscal year during which such a person serves as a member of the Board of Directors. The date of the first grant of options under the 1994 Directors Stock Option Plan was April 1, 1996.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation paid by the Company during the fiscal year ended March 31, 1998 to those persons who were employed during the fiscal year ended March 31, 1998 as (i) the Chief Executive Officer and (ii) the four most highly paid executive officers, other than the Chief Executive Officer, whose annual compensation exceeded $100,000 (collectively, the "Named Executive Officers"):

                                                ANNUAL COMPENSATION            LONG TERM COMPENSATION(1)
                                         ----------------------------------   ----------------------------
                                                     COMMISSIONS               AWARDS AND      ALL OTHER
                                                         AND                     OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   BONUSES($)    OTHER(2)   (# OF SHARES)        $
---------------------------       ----   ---------   -----------   --------   -------------   ------------
Lawrence W. Rosenfeld...........  1998    200,000       74,835          --       50,000             --
  Chairman of the Board,          1997    200,000      156,692          --       40,000             --
  President and Chief             1996    200,000       27,500          --       81,250             --
  Executive Officer

David I. Lemont.................  1998    180,000       40,843          --       28,000             --
  Senior Vice President and       1997    180,000       77,152          --       24,000             --
  Chief Operating Officer         1996    175,000       29,700          --       34,063             --

Garreth P. Evans................  1998    164,224       41,057     64,426(4)         --             --
  Senior Vice President,          1997    160,650       71,989     69,899(4)     15,000             --
  Business Units Aerospace        1996    153,676       32,611     58,926(4)     19,000             --
  and Automotive(3)

Peter T. Lanell.................  1998    145,000       62,396          --       18,000             --
  Vice President, Worldwide       1997    145,000      121,778          --       15,000             --
  Field Operations                1996    132,000       51,810          --       20,000             --

Robert E. Phillips..............  1998    110,000       21,811          --       18,000             --
  Vice President, Product         1997    110,000       30,071          --       12,500             --
  Definition and Chief            1996    100,000       18,173          --       15,000             --
  Technology Officer

---------------

(1) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during the fiscal year ended March 31, 1998.

(2) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the executive officer for such year.

(3) Mr. Evans resigned from the Company effective June 1, 1998.

(4) Mr. Evans' other compensation includes payments for an automobile, benefits and pension arrangements.

OPTION GRANTS

     The following table sets forth certain information concerning grants of stock options made during the fiscal year ended March 31, 1998 to the Named Executive Officers:

                                    OPTION GRANTS IN FISCAL 1998 INDIVIDUAL GRANTS(1)
                                   ---------------------------------------------------   POTENTIAL REALIZABLE
                                                  PERCENT                                  VALUE AT ASSUMED
                                                 OF TOTAL                                   ANNUAL RATES OF
                                   NUMBER OF      OPTIONS                                     STOCK PRICE
                                   SECURITIES   GRANTED TO     EXERCISE                    APPRECIATION FOR
                                   UNDERLYING    EMPLOYEES     OR BASE                      OPTION TERM(2)
                                    OPTIONS      IN FISCAL    PRICE PER    EXPIRATION    ---------------------
              NAME                  GRANTED        1998       SHARE ($)       DATE        5% ($)      10% ($)
              ----                 ----------   -----------   ----------   -----------   ---------   ---------
Lawrence W. Rosenfeld............    50,000(3)     12.2%         3.88        8/7/07       121,848     308,788
David I. Lemont..................    28,000(4)      6.8%         3.88        8/7/07        68,235     172,921
Peter T. Lanell..................    18,000(5)      4.4%         3.88        8/7/07        43,865     111,164
Robert E. Phillips...............    18,000(6)      4.4%         3.88        8/7/07        43,865     111,164

---------------
(1) All options were granted at an exercise price equal to market value on the date of grant. The market value of the Common Stock is determined by the closing price of the Common Stock on the Nasdaq National Market.

(2) The 5% and 10% assumed annual compound rates of stock price appreciation for a period of ten years are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(3) So long as Mr. Rosenfeld remains an employee of the Company, options for the purchase of 12,500 shares of Common Stock will become exercisable on each of August 8, 1998, 1999, 2000, and 2001.

(4) So long as Mr. Lemont remains an employee of the Company, options for the purchase of 7,000 shares of Common Stock will become exercisable on each of August 8, 1998, 1999, 2000, and 2001.

(5) So long as Mr. Lanell remains an employee of the Company, options for the purchase of 4,500 shares of Common Stock will become exercisable on each of August 8, 1998, 1999, 2000, and 2001.

(6) So long as Mr. Phillips remains an employee of the Company, options for the purchase of 4,500 shares of Common Stock will become exercisable on each of August 8, 1998, 1999, 2000 and 2001.

AGGREGATE OPTION EXERCISES IN THE LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the number and value of exercised and unexercised options held by each of the Named Executive Officers on March 31, 1998.

                                                                   NUMBER OF               VALUE OF UNEXERCISED
                                                             SECURITIES UNDERLYING             IN-THE-MONEY
                                                            UNEXERCISED OPTIONS AT              OPTIONS AT
                                   SHARES                      MARCH 31, 1998(#)           MARCH 31, 1998($)(1)
                                  ACQUIRED      VALUE     ---------------------------   ---------------------------
                                 ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                 -----------   --------   -----------   -------------   -----------   -------------
Lawrence W. Rosenfeld..........      --          --         165,251        106,000       $371,815       $238,500
David I. Lemont................      --          --          47,062         94,001        105,890        211,502
Garreth P. Evans...............      --          --          38,625         49,921          4,688         14,063
Peter T. Lanell................      --          --          65,752         50,340        147,942        113,265
Robert E. Phillips.............      --          --          25,490         42,738         57,353         96,161

---------------
(1) Calculated on the basis of the stock price of the underlying securities at March 31, 1998 of $6.13 per share, as determined by the Company's Board of Directors, minus the per share exercise price.

REPRICING OF EMPLOYEE OPTIONS

     On February 26, 1998, the Board of Directors met to consider the need to reprice the Company's outstanding stock options for the Company's employees. Because of the decline in the price of the Company's common stock, the exercise prices of the employees' options were significantly higher than the current market value of the underlying common stock. The Board of Directors determined that, at their current exercise prices, the options would be of little utility in the Company's efforts to retain its employees. The Company on February 26, 1998 entered into an agreement to license its knowledge based engineering software business to Knowledge Technologies International S.A. ("KTI") in an effort to devote all of the Company's resources to expanding the developing its sales force automation business and its SellingPoint software product. Given the need to retain and provide incentives for its current SellingPoint employees and develop the Company's SellingPoint business, the Board of Directors adopted a program whereby all outstanding options under the 1987 Plan and the 1993 Plan held by employees of the Company who had not been offered employment with KTI would be repriced as of March 4, 1998 at $3.88 per share, the closing market price on such date. Because of the critical need to retain the Company's employees, the vesting period was not restarted. The repricing of stock options affected 1,057,067 options.

                         TEN-YEAR OPTION/SAR REPRICINGS

     The following table sets forth the repricing of employee options for all executive officers.

                                           NUMBER OF       MARKET
                                          SECURITIES        PRICE       EXERCISE                      LENGTH OF
                                          UNDERLYING     OF STOCK AT    PRICE AT                      ORIGINAL
                                           OPTIONS/        TIME OF       TIME OF                     OPTION TERM
                                             SARS         REPRICING     REPRICING       NEW         REMAINING AT
                                           REPRICED          OR            OR        EXERCISE          DATE OF
                                              OR          AMENDMENT     AMENDMENT      PRICE        REPRICING OR
             NAME                DATE     AMENDED(#)         ($)           ($)          ($)           AMENDMENT
             ----                ----     ----------     -----------    ---------    --------       ------------
Lawrence W. Rosenfeld.........  3/4/98      100,000          3.88          4.13         3.88      5 years 3 months
                                             75,000          3.88          9.50         3.88      7 years 3 months
                                              6,250          3.88          9.25         3.88      7 years 7 months
                                             40,000          3.88          4.88         3.88      8 years 1 month
                                             50,000          3.88          6.00         3.88      9 years 5 months

Alex N. Braverman.............  3/4/98        3,637          3.88          6.88         3.88      6 years 4 months
                                              5,666          3.88         11.25         3.88      7 years
                                              2,500          3.88          9.50         3.88      7 years 3 months
                                              6,000          3.88          4.88         3.88      8 years 1 month
                                             12,500          3.88          9.00         3.88      8 years 8 months
                                             20,000          3.88          6.00         3.88      9 years 5 months

Noreen H. Brochu..............  3/4/98        1,454          3.88          4.13         3.88      5 years 3 months
                                              5,000          3.88          9.50         3.88      7 years 3 months
                                              9,375          3.88          4.88         3.88      8 years 1 month
                                             14,000          3.88          6.00         3.88      9 years 5 months

Peter T. Lanell...............  3/4/98          546          3.88          4.13         3.88      2 years 10 months
                                              1,364          3.88          4.13         3.88      2 years 11 months
                                             20,273          3.88          4.13         3.88      4 years 1 month
                                             36,364          3.88          4.13         3.88      5 years 3 months
                                              4,545          3.88          6.88         3.88      6 years 4 months
                                             20,000          3.88          9.50         3.88      7 years 3 months
                                             15,000          3.88          4.88         3.88      8 years 1 month
                                             18,000          3.88          6.00         3.88      9 years 5 months

David I. Lemont...............  3/4/98       40,000          3.88          6.88         3.88      6 years 4 months
                                             15,000          3.88         11.25         3.88      7 years
                                             30,000          3.88          9.50         3.88      7 years 3 months
                                              4,063          3.88          9.25         3.88      7 years 7 months
                                             24,000          3.88          4.88         3.88      8 years 1 month
                                             28,000          3.88          6.00         3.88      9 years 5 months

Robert E. Phillips............  3/4/98       13,637          3.88          4.13         3.88      5 years 3 months
                                              9,091          3.88          5.50         3.88      5 years 9 months
                                             15,000          3.88          9.50         3.88      7 years 3 months
                                             12,500          3.88          4.88         3.88      8 years 1 month
                                             18,000          3.88          6.00         3.88      9 years 5 months

NONCOMPETITION AND TERMINATION AGREEMENTS

     The Company has entered into a Noncompetition and Termination Agreement with Mr. Rosenfeld under which he has agreed not to compete with the Company for a period of one year following termination of his employment and the Company has agreed to pay to him, in the event his employment is terminated by the Company without cause, a termination payment equal to his then current base salary plus 80% of his then current-year maximum variable compensation amount (the "Termination Payment"). The Termination Payment is payable in twelve equal monthly installments. In addition, in the event Mr. Rosenfeld's employment is terminated by the Company without cause, all options held by him at the time his employment is terminated will continue to vest during the period when the Company is obligated to make installments of the Termination Payment and will vest fully on the first anniversary of termination so long as he has not breached his noncompetition agreement.

     The Company has entered into a Noncompetition, Nondisclosure and Developments Agreements with Mr. Lemont which provides, in part, for continued payment of his base salary ("Severance Pay") in the event their employment is terminated by the Company without cause. Mr. Lemont, whose current base salary is $15,000 per month, is entitled to Severance Pay for up to six months in the event his employment is terminated by the Company without cause. Mr. Lemont has agreed not to compete with the Company for a period of one year following the termination of his employment unless his employment is terminated by the Company without cause, in which case his noncompetition obligation will terminate six months following final payment of the Severance Pay.

EMPLOYEE STOCK OPTION PLANS

     The 1987 and 1993 Stock Plans of the Company (the "Stock Plans") enable the Company to grant incentive stock options to employees and to make awards of restricted Common Stock and to grant non-qualified options to purchase Common Stock to employees, officers and directors of and consultants to the Company. Restricted stock awards entitle the recipient to purchase Common Stock from the Company under terms which provide for vesting over a period of time and a right of repurchase in favor of the Company of the unvested portion of the Common Stock, subject to the award upon the termination of recipient's employment or other relationship with the Company. Stock options entitle the optionee to purchase Common Stock from the Company, for a specified exercise price during a period specified in the applicable option agreement. The Stock Plans are administered by the Compensation Committee of the Board of Directors which selects the persons to whom restricted stock awards and stock options are granted and determines the number of shares of Common Stock covered by the award or option, its purchase price or exercise price, its vesting schedule and (in the case of stock options) its expiration date. No grants of restricted stock have been made under either plan. On March 4, 1998, the Board of Directors authorized that certain stock options under the 1987 and 1993 Stock Option Plans at exercise prices ranging from $4.13 to $11.25 would be repriced at the then fair market value of $3.88. This repricing of stock options affected 1,057,067 options. As of March 31, 1998, under the 1987 Plan, 310,491 shares of Common Stock had been issued upon exercise of options, options to purchase 567,221 shares of Common Stock were outstanding, and no shares remained available for future issuance. As of the same date, under the 1993 Plan, 26,514 shares of Common Stock had been issued upon exercise of options, options to purchase 787,004 shares of Common Stock were outstanding and 595,573 shares remained available for future issuance.

EMPLOYEE STOCK PURCHASE PLAN

     The Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan") was adopted by the Board of Directors on July 27, 1995, which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code (the "Code"). The Stock Purchase Plan is administered by the Compensation Committee. The Stock Purchase Plan covers up to 440,000 shares of the Company's Common Stock (subject to adjustment for any dividend, stock split or other relevant changes in the Company's capitalization). With certain exceptions, all employees (including officers) who are employed for at least 20 hours a week and at least five months or more per calendar year and who have completed ninety days of continuous employment are eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan has a term of ten years and consists of eleven offerings of 40,000 shares each, each of which offerings shall be six months in duration. The first offering under the Stock Purchase Plan commenced on October 1, 1995 and subsequent offerings will commence on the day following termination of the prior offering. The number of shares available for an offering may be increased at the election of the Board by the number of shares of Common Stock, if any, which were made available but not purchased during an earlier offering. Participation in one offering under the Stock Purchase Plan neither limits nor requires participation in any other offering.

     To participate in the Stock Purchase Plan, an eligible employee must complete, sign and deliver a subscription agreement before the first day of an offering. Participating employees are permitted to purchase shares of Common Stock through payroll deductions at a purchase price equal to 85% of the lower of the fair market value of the Common Stock on the first or last day of the offering period. On each offering date, a participant may elect to purchase up to the number of whole shares of Company stock determined by dividing (i) 10% of such participant's compensation in the preceding 12 calendar months by (ii) 85% of the fair market value of a share of the Common Stock on the offering date. Employees may terminate their participation in an offering at any time during the offering period, and participation ends automatically upon termination of employment (except that the beneficiary of a deceased employee who dies while participating in the plan may elect to use the amount previously withheld from the deceased employee to purchase shares under the Stock Purchase Plan). Unless a participating employee cancels his option or withdraws from the Stock Purchase Plan, his option for the purchase of shares under the Stock Purchase Plan will be exercised automatically upon the date of termination of an offering. The Stock Purchase Plan provides that the Board of Directors may terminate the Stock Purchase Plan at any time; provided, however, that no such termination may affect any outstanding options.

401(K) PLAN

     In 1991, the Board of Directors adopted the Company's 401(k) Plan, (the "401(k) Plan"), which is intended to qualify under section 401(k) of the Internal Revenue code of 1986, as amended (the "Code"). All employees who are at least 21 years of age and have been employed by the Company for at least six months are eligible to participate in the 401(k) Plan. Each eligible employee may elect to contribute to the 401(k) Plan, through payroll deductions, up to 15% of his or her salary, subject to statutory limitation. The Company may at its discretion make matching contributions on behalf of each participating employee in an amount equal to some uniform percentage fixed from time to time by the Board of Directors. The Company is not currently making matching contributions. If the Company were to do so in the future, under the current terms of the 401(k) Plan, employees would become vested in such Company contributions at the rate of 25% per year of service.

NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

     The Company's 1994 Directors Stock Option Plan (the "Directors Plan") was adopted on November 18, 1994 and amended on March 29, 1996, and provides for the granting of options to purchase up to an aggregate of 150,000 shares of Common Stock to directors who are not employees of the Company. The Directors Plan is administered by the Compensation Committee. The Directors Plan and the options granted thereunder are intended to comply with Rule 16b-3 (Reg. sec, 240.16b-3) under the Securities Exchange Act of 1934, as amended. The exercise price for options granted under the Directors Plan will be equal to the fair market value of the Common Stock on the date of grant. Under the Directors Plan, each eligible director (excluding directors who decline the grant of options in writing) will be granted an option for the purchase of 2,500 shares of Common Stock on the first day of each fiscal year during which such a person serves as a member of the Board of Directors. The current non-employee members of the Board of Directors, who received options under the Company's 1987 Stock Plan, first received options under the Directors Plan on April 1, 1996. Newly elected directors will become eligible for grants under the Directors Plan on the first day of the fiscal year following the year in which they are first elected and qualified as members of the Board of Directors and, so long as they remain on the Board of Directors, on the first day of each fiscal year thereafter. Options granted under the Directors Plan will remain exercisable for a period of ten years from the date of grant (so long as the optionee remains a director of the Company). If a holder of options granted under the Directors Plan ceases to be a director of the Company, his or her options will terminate on the earlier of the scheduled termination date or three months after the effective date of termination of his or her directorship. As of March 31, 1998, options for the purchase of 25,000 shares were outstanding under the Directors Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to July 6, 1994, the Company did not have a Compensation Committee and decisions relating to executive compensation were made by the Board of Directors or the Executive Committee of the Board of Directors. Messrs. Rosenfeld and Cucchiaro, as members of the Board of Directors, participated in executive compensation decisions relating to executive officers other than themselves. On July 6, 1994, the Board of Directors established a Compensation Committee, consisting of Messrs, de Benedictis, Berkman and Kelly, and delegated to the Compensation Committee responsibility for decisions concerning executive compensation.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the stock performance graph contained elsewhere herein shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board") acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company. In addition, the Committee (i) recommends to the Board the base level and incentive compensation for the Chief Executive Officer ("CEO"), (ii) establishes policies and programs that determine the compensation of the Company's executive officers, (iii) administers the 1987 and 1993 Stock Plans of the Company (the "Stock Plans"), (iv) administers the 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"), and (v) maintains the exclusive authority to grant stock options to executive officers of the Company under its Stock Plans.

COMPOSITION AND ACTIVITIES OF THE COMMITTEE

     The Committee is composed of three directors, none of whom is an employee or officer of the Company. Currently, the Committee consists of A. William Berkman, Jr. (who serves as Chairman), Alberto de Benedictis and William E. Kelly. The Chairman of the Board and CEO, Lawrence W. Rosenfeld, participates in the Committee's discussions, except those that relate to his compensation. Mr. Rosenfeld provides compensation information, survey data and other material requested by the Committee. In addition, he makes recommendations to the Committee on the compensation methods and levels of the other executive officers. Mr. Rosenfeld does not attend or participate in the discussions regarding his own compensation, nor does he make any recommendation with respect thereto. Mr. Rosenfeld does not vote on any matter considered by the Committee, and he does not participate in administration of the Stock Plans or the Stock Purchase Plan.

     The Committee held four meetings in the fiscal year ended March 31, 1998, and all voting members of the Committee attended those meetings.

COMPENSATION PHILOSOPHY AND POLICIES

     The Company's objective is to develop compensation policies which will assist in attracting, motivating, and retaining the high quality of executives and managers capable of sustaining the Company's aggressive growth and profit objectives. It is the opinion of the Committee that the implementation of this philosophy is best accomplished by aligning each manager's compensation, and therefore the manager's motivation, with that of the stockholders. Compensation policies which support this philosophy include industry competitive salaries, cash bonuses and equity incentives.

     The Committee favors a compensation system which emphasizes performance bonus compensation and equity incentives, the proportion of variable compensation increasing to 50% of total target compensation for senior executives. Furthermore, the Committee believes that broad-based employee equity ownership provides an important incentive to focus the efforts and contributions of each participating employee on the Company's success.

ELEMENTS OF COMPENSATION

     The components of officer and key manager compensation include salary, cash bonus, stock options granted pursuant to the Stock Plans, purchase of stock through participation in the Stock Purchase Plan, the right to participate in the 401(k) plan (without matching employer contributions), supplemental life insurance, and other standard benefits. There are no other officer or key manager perquisites. Compensation of sales personnel include identical components, except that sales commissions replace cash bonuses. All salaried employees are compensated with a base salary, are entitled to participate in the 401(k) plan (without matching employer contributions), and receive other standard benefits. In addition, all salaried employees are granted options under the Stock Plans as part of an offer of employment, and are encouraged to accept slightly lower salaries in exchange for participation in variable compensation programs.

     Base salary is determined on the basis of the level of responsibility, expertise and experience of the employee or officer, taking into consideration competitive conditions in the industry and the percentage of total target cash compensation that is variable. The Committee reviews and approves the salaries of the Company's executives. The measures of individual performance considered in setting executive salaries include, to the extent applicable to an individual executive officer, a number of quantitative and qualitative factors, including, the Company's historical and recent financial performance in the principal area of responsibility, individual performance, experience and overall contributions made to the Company's success. The Committee has not found it practicable, nor has it attempted, to assign relative weights to the specific factors used in determining base salary levels, and the specific factors used may vary among individual officers. Payment of base salary is not conditioned upon the achievement of any specific or predetermined performance targets.

     The Company's incentive compensation program seeks to motivate officers and key managers to work effectively to achieve the Company's financial performance objective and to reward the program participants when individuals and corporate objectives are met. Cash bonuses awarded to officers and other key employees are typically based on a target percentage of salary, adjusted for achievement of revenue and profit goals by the Company and evaluations of individual performance to predetermined objectives. Sales commissions are paid to sales personnel during the fiscal year as a percentage of individual sales production. The percentage of commission paid increases only after the individual sales person exceeds a predetermined quota for the applicable period.

     Ownership of the Company's Common Stock is a significant element of executive and key manager compensation, and is considered an important motivational tool for all employees. All employees are eligible to participate in the Stock Plans. The Stock Plans permit the Board or the Committee to grant options to employees on such terms as the Board or the Committee may determine. The Committee has sole authority to grant stock options to officers of the Company. In determining the terms of a stock option grant to an officer or other employee (including the number of shares subject to an option), the Committee takes into account equity participation by comparable employees within the Company, external competitive circumstances, individual significant contributions, the dilutive effect of any such option granted to earnings per share, and other factors that may, from time to time, be relevant. This program is intended to permit broad-based equity ownership throughout the Company.

     The Committee has delegated the authority to recommend to the Committee the grant of a small number of options as part of an offer of employment to members of a management committee. This management committee consists of the CEO, the Chief Operating Officer and the Chief Financial Officer. The delegated authority limits the size of any such recommendation of grants to the maximum in a range of options predetermined for the job classification of the prospective employee.

     Options granted under the Stock Plans in fiscal 1998 generally vested linearly over four years. The Committee may, from time to time, change the vesting schedule of options, including options which have already been granted. The Committee may also choose to grant options which do not vest until the end of the option period, and wherein any future acceleration of such vesting is at the sole discretion of the Committee.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR FISCAL 1998

     The Company's Chairman of the Board and CEO, Lawrence W. Rosenfeld, received salary payments totaling $200,000 during the fiscal year ended March 31, 1998. In addition, Mr. Rosenfeld was paid cash bonus compensation of $74,835 during the fiscal year. Mr. Rosenfeld was granted an option to purchase 50,000 shares of the Company's Common Stock at an exercise price of $3.88 in the fiscal year ended March 31, 1998.

DEDUCTIBILITY OF COMPENSATION EXPENSES

     The Committee has reviewed Section 162(m) of the Code as amended by the Omnibus Budget Reconciliation Act of 1993. The Committee has decided to take no action at this time with respect to the Company's compensation program as a result of this change in the tax law, but will continue to evaluate the possible effects of the new provisions.

                                          COMPENSATION COMMITTEE OF
                                          THE BOARD OF DIRECTORS

                                          A. William Berkman, Jr., Chairman
                                          William E. Kelly
                                          Alberto de Benedictis

STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the Company's six month cumulative total stockholder return with the NASDAQ Stock Market -- US Index and the S&P Computer Software & Services Index. Cumulative total return is measured assuming an initial investment of $100 and reinvestment of dividends.

                COMPARISON OF 38 MONTH CUMULATIVE TOTAL RETURN*
                          AMONG CONCENTRA CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
              AND THE S & P COMPUTERS (SOFTWARE & SERVICES) INDEX

                                                                                   S&P
                                                                                COMPUTERS
        MEASUREMENT PERIOD              CONCENTRA         NASDAQ STOCK         (SOFTWARE &
      (FISCAL YEAR COVERED)            CORPORATION        MARKET (U.S.)         SERVICES)
2/7/95                                   100.00              100.00              100.00
MAR-95                                   108.91              108.41              113.41
MAR-96                                    41.58              147.20              160.32
MAR-97                                    41.58              163.60              225.01
MAR-98                                    48.51              248.28              411.27

---------------
* $100 invested on 2/07/95 in stock or index -- including reinvestment of dividends. Fiscal year ending March 31.

            PROPOSAL NO. 2 -- APPROVAL OF THE AMENDMENT TO INCREASE
                      THE NUMBER OF SHARES OF COMMON STOCK
                  OF THE COMPANY AUTHORIZED TO BE ISSUED UNDER
                         THE COMPANY'S 1993 STOCK PLAN

     On April 27, 1998, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's 1993 Stock Plan (the "1993 Stock Plan") to increase by 300,000, to a total of 1,709,091, the number of shares of Common Stock authorized for issuance under the 1993 Stock Plan.

DESCRIPTION OF THE 1993 STOCK PLAN

     General. The 1993 Stock Plan was adopted by the Company's Board of Directors on June 11, 1993, and was subsequently approved by the Company's stockholders. The 1993 Stock Plan is intended to encourage ownership of the Company's Common Stock by directors, officers and employees of, and consultants to, the Company. Under the Plan, the Company is able to provide incentives by four methods. First, the Company may grant options to employees of the Company which provide these individuals with the opportunity to purchase shares of the Common Stock of the Company at a specified price during a given time period, subject to various restrictions imposed by law, the Plan and Company policy. These options qualify as "incentive stock options" ("Incentive Stock Options") under Section 422A(b) of the Code. The Company may also grant options to directors, officers, employees and consultants of the Company which do not qualify as Incentive Stock Options ("Non-Qualified Options" and, together with Incentive Stock Options, "Options"). These Non-Qualified Options also provide the optionholder with the opportunity to purchase shares of the Company's Common Stock. Another method by which the Company can provide incentives under the Plan is to award Common Stock to its directors, officers, employees and consultants ("Awards"). Finally, the Company may authorize a director, officer, employee or consultant to make a direct purchase of shares of the Common Stock of the Company ("Direct Purchases"). Under the Plan, the Company may grant Incentive Stock Options, Non-Qualified Options and Awards and authorize Direct Purchases at any time prior to June 11, 2003. The Plan shall expire on June 11, 2003, except as to Options outstanding on that date.

     Administration of the Plan. The 1993 Stock Plan is currently administered by the Compensation Committee of the Board of Directors, which consists of three directors, each of whom must be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee selects the persons to whom Options, Awards and Direct Purchases are granted and determines the number of shares of Common Stock covered by the Options, Awards or Direct Purchases, the purchase price or exercise price, the vesting schedule and (in the case of Options) the expiration date. No option is exercisable after 10 years from the date on which it is granted.

     Stock Option Features. The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which first become exercisable in any calendar year by an employee or officer may not exceed $100,000. Incentive stock options may not be granted at less than the fair market value of the Common Stock on the date of grant or 110% of fair market value in the case of incentive stock options granted to any optionee holding 10% or more of all classes of voting stock of the Company.

     Options issued under the 1993 Stock Plan are not transferable, except by will or the laws of descent and distribution. Each option is exercisable only while the optionee is in the employ or serving as a director of, or consultant or to, the Company, except that an incentive stock option is exercisable within up to three months after termination of employment or service to the extent such option has vested at the time of such termination and non-qualified stock options may be exercisable for a longer period after termination of employment or any service arrangement. If an optionee dies while employed or retained by the Company or within three months of the termination of his or her employment by or service to the Company, such optionee's options may be exercised up to 180 days after his or her death. If an optionee is permanently disabled during his or her employment by or service to the Company, such optionee's options may be exercised up to 180 days following termination of his or her employment or service due to such disability. The exercise price of options granted under the 1993 Stock Plan must be paid in full upon exercise in cash, shares of

Common Stock already owned by the optionee or by any other means the Board of Directors determines, or a combination thereof.

     Termination and Amendment of the 1993 Stock Option Plan. The 1993 Stock Plan will terminate on June 11, 2003, 10 years from the date the plan was adopted by the Company's Board of Directors. The Board may terminate or amend the 1993 Stock Plan at any time.

     Accounting Effects. Under current accounting rules, neither the grant nor exercise of options under the Stock Incentive Plan is expected to result in any charge to the earnings of the Company. Options with variable exercise prices or at an exercise price less the fair market value on the date of grant may result in charges to earnings under certain circumstances.

     Certain Federal Income Tax Consequences. The following is a brief summary of certain Federal income tax aspects of options granted or which may be under the Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     1. Incentive Stock Options. An employee receiving an incentive stock option ("ISO") will not realize taxable income upon the grant of the ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its terms and if the employee remains an employee of the Company or a subsidiary corporation at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or 180 days before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made within 180 days of the date of death (provided it is exercisable by its terms) by the legal representative of an employee who dies while in the employ of the Company or a subsidiary corporation. However, the 1993 Stock Plan limits the right of the legal representative of any participant to exercise an option to 180 days following death. Upon a sale of the stock received upon exercise, except as noted below, the employee will generally recognize long-term capital gain or loss equal to the difference between the amount realized upon such sale and the exercise price. The Company, under these circumstances, will not be entitled to any Federal income tax deduction in connection with the exercise of the ISO or the sale of such stock.

     If the stock acquired pursuant to an exercise of an ISO is disposed of by the employee prior to the expiration of two years from the date of grant or within one year from the date such stock is issued to him upon exercise (a "disqualifying disposition"), any gain realized by the employee generally will be taxable at the time of such disqualifying disposition, as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised (the value on a later date is likely to govern in the case of an employee whose sale of the stock at a profit could subject him to suit under
Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such disqualifying disposition, and (ii) if the stock is a capital asset of the employee, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date which governs the determination of the employee's ordinary income. In such case, the Company may claim a Federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the employee as ordinary income. Any capital gain realized by the employee will be long-term capital gain if the employee's holding period for the stock at the time of disposition meets applicable holding period requirements for long-term capital gains under the Code; otherwise it will be short-term. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the exercise price will be an item of tax preference for purposes of the alternative minimum tax imposed by the Code.

     2. Non-qualified Stock Options. In the case of non-qualified stock options ("NQSOs") (and in the case of an untimely exercise of an ISO), the employee will not be taxed upon grant of any such option, but rather, at the time of exercise of such NQSOs, the employee, except as noted below, will realize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the employee realizes ordinary income. If stock so acquired is later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date of exercise of the option is generally taxable as long-term or short-term capital gains or loss depending upon whether the stock has been held for more than one year after such date.

     As stated above, generally income is realized by an employee upon exercise of an NQSO (or untimely exercise of an ISO). However, in the case of such exercise of an option by an employee whose sale of shares at a profit could subject the employee to suit under Section 16(b) of the Securities Exchange Act of 1934, realization of income is postponed so long as a sale of the shares would expose the employee to such suit, unless the employee elects within 30 days after the exercise to be taxed as of the exercise date in the manner described above. Absent such election, such an employee will realize ordinary income at the time a sale would no longer expose him to such suit in an amount equal to the excess of the fair market value of the shares at that time over the exercise price. The fair market value will also govern for purposes of the Company's deduction and for determining the employee's gain or loss upon subsequent disposition of the shares.

     3. Exercise with Shares. An employee who pays the exercise price upon exercise of an NQSO, in whole or in part, by delivering shares of the Company's stock already owned by him will realize no gain or loss for Federal income tax purposes on the share surrendered, but otherwise will be taxed according to the rules described above for NQSOs. (See "Certain Federal Income Tax
Consequences -- 2. Nonqualified Stock Options.") With respect to shares acquired upon exercise which are equal in number to the shares surrendered, the basis of such shares will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised.

     When shares of the Company's stock are surrendered upon exercise of an ISO,
(i) no gain or loss will be recognized as a result of the exchange, (ii) a number of shares received which is equal to the number of shares surrendered will have a basis equal to that of the shares surrendered, and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period which includes the holding period of the shares exchanged and (iii) the remaining shares received will have a zero basis and will have a holding period which begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares with the lowest basis (i.e., a zero basis) will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

                             AMENDED PLAN BENEFITS
                                1993 STOCK PLAN

                                                               NUMBER OF SHARES     AGGREGATE
                                                              SUBJECT TO OPTIONS     EXERCISE
                     NAME AND POSITION                            GRANTED(#)        PRICE ($)
                     -----------------                        ------------------    ----------
Lawrence W. Rosenfeld.......................................        96,250          $  372,969
  President, Chief Executive Officer and Chairman of the
     Board

David I. Lemont.............................................        58,853             228,055
  Senior Vice President and Chief Operating Officer

Garreth P. Evans(1).........................................        42,273             260,627
  Senior Vice President, Business Units Aerospace and
     Automotive

Peter T. Lanell.............................................        37,545             145,487
  Vice President, Business Units Industrial Products and
     High Technology

Robert E. Phillips..........................................        45,500             176,313
  Vice President, Engineering

Executive Group.............................................       354,058           1,371,975

Non-Executive Director Group................................            --                  --

Non-Executive Officer Employee Group........................       432,946           1,677,666

---------------

(1) Mr. Evans resigned from the Company effective June 1, 1998.

     No Awards or Direct Purchases have been granted under the 1993 Stock Plan.

REQUIRED AFFIRMATIVE VOTE

     The approval of the amendment to increase by 300,000 the number of shares of Common Stock authorized for issuance under the 1993 Stock Plan will require the affirmative approval of a majority of the votes cast with respect to such proposal at the Annual Meeting.

     THIS PROPOSAL HAS BEEN UNANIMOUSLY APPROVED BY THE BOARD OF DIRECTORS, WHICH RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ITS ADOPTION.

           PROPOSAL NO. 3 -- RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed PricewaterhouseCoopers LLP as auditors of the Company for the fiscal year ending March 31, 1999 and further directed that management submit the selection of auditors for ratification by the stockholders. PricewaterhouseCoopers LLP were the Company's auditors for the fiscal year ended March 31, 1998.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REQUIRED AFFIRMATIVE VOTE

     The approval of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's auditors will require the affirmative approval of a majority of the votes cast with respect to such proposal at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE CHOICE OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S AUDITORS.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and San Giorgio System Technology S.p.A. ("SGST"), a subsidiary of Finmeccanica and a corporate affiliate of San Giorgio S.A. ("San Giorgio"), the Company's largest stockholder, are parties to an exclusive distributor agreement pursuant to which the Company has appointed SGST exclusive distributor in Italy of Concentra's products and customer support services for a three-year term which expired in June 1996. The agreement obligated SGST to make a payment to Concentra in the amount of $1.2 million, which was paid in four equal quarterly installments beginning July 1, 1993, in return for which SGST received the master copy of the licensed products with the right to resell 40 copies of the Concentra software to end users.

     The Company and Elsag International N.V. ("Elsag"), a subsidiary of Finmeccanica, entered into a Corporate Software License Agreement, which was subsequently assigned by Elsag to San Giorgio and thereafter by San Giorgio to Finmeccanica. Under this agreement, the Company granted 60 licenses for use of Concentra software by the Elsag Bailey Group, a division of Finmeccanica, at an aggregate purchase price of $2.8 million, payable in quarterly installments. As of March 31, 1995, the Company had received all payments due under the agreement and Finmeccanica had received the master copy of the licensed products. In the event Finmeccanica orders more than 60 licenses, such additional licenses may be purchased at a discount of 30% below Concentra's U.S. list price.

     The Company and Stephen J. Cucchiaro were parties to a Noncompetition and Termination Agreement. Prior to Mr. Cucchiaro's resignation as President on March 31, 1994, the Company modified its Noncompetition and Termination Agreement with him to provide for a severance payment to Mr. Cucchiaro in the amount of $141,500, payable in installments through March 1995. Mr. Cucchiaro is a director of the Company. The terms of the severance arrangement with Mr. Cucchiaro were reviewed and approved as consistent with similar arrangements within the software industry and in the best interest of the Company and its stockholders by the disinterested members of the Board of Directors.

     The Company has retained the law firm of Peabody & Arnold LLP as general counsel. William E. Kelly, a director and Secretary of the Company, is a partner in Peabody & Arnold LLP.

     Stephen J. Cucchiaro, a director of the Company, has since July 1, 1996 been the manager of record for two of the seven investment options available to eligible employees under the Company's 401(k) Plan. The decision to invest in these funds is at the discretion of the individual employee and is completely voluntary. Although Mr. Cucchiaro receives no compensation or remuneration directly from the Company for his role as the manager of record for the two funds, he is entitled to receive an annual management fee based on the amounts, if any, which are invested in the two funds by eligible employees; such management fee is payable from the accounts managed by Mr. Cucchiaro.

     On July 6, 1994, the Company adopted a policy that all transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and
(ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the Company's 1999 annual meeting of stockholders must be received at the executive offices of the Company not later than March 16, 1999 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                 ANNUAL REPORT

     The Company's Annual Report to Stockholders for the fiscal year ended March 31, 1998 is being furnished to stockholders of record on July 10, 1998. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material.

                                 OTHER MATTERS

     As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting. The persons named in the enclosed form of proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in regard to such other matters and the transaction of such other business as may properly be brought before the Annual Meeting, in their best judgement.

                              FORM 10-K AVAILABLE

     THE ANNUAL REPORT OF THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, WHICH INCLUDES CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FOR THE COMPANY AND ITS SUBSIDIARIES, IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT 21 NORTH AVENUE, BURLINGTON, MASSACHUSETTS 01803.

                              CONCENTRA CORPORATION

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 10, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF THE COMPANY


         The undersigned, revoking all prior proxies, hereby appoint(s) Lawrence
W. Rosenfeld and Alex N. Braverman, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of Concentra Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts 01730, on Monday, August 10, 1998 at 9:00 a.m., or any adjourned sessions thereof.

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned revokes this proxy in writing before it is exercised.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                   SEE REVERSE
                                                                      SIDE

                               THIS IS YOUR PROXY.
                             YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the Meeting by promptly returning your proxy (attached below) in the enclosed envelope. Thank you for your attention to this important matter.

/X/      PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. To elect the following persons to serve as directors for a term of three years (except as marked below):

         NOMINEES:  Lawrence W. Rosenfeld and Alberto de Benedictis

                  FOR      / /                       WITHHELD          / /

         / /
            ---------------------------------------------------------------

         (Instruction: To vote against an individual nominee, write the name of such nominee in the space provided above.

2. To approve the adoption of an amendment to the Company's 1993 Stock Plan to increase by 300,000 the number of shares of Common Stock authorized for issuance under the 1993 Stock Plan as described in the accompanying proxy statement.

             FOR      / /              AGAINST  / /               ABSTAIN  / /

3. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the 1999 fiscal year.

             FOR      / /              AGAINST  / /               ABSTAIN  / /

4. To transact such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.

             FOR      / /              AGAINST  / /               ABSTAIN  / /

/ /    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.

         Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:                                        Date:
         --------------------------------               -----------------------


Signature:                                        Date:
         --------------------------------               -----------------------